Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of  July 14, 2010, among KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR Holdings L.P. and KKR & Co. L.P.

WHEREAS, this Agreement governs the terms and conditions for the exchange of certain Group Partnership Units for Common Units, on the terms and subject to the conditions set forth herein;

WHEREAS, the right to exchange Group Partnership Units set forth in Section 2.1(a) below, once exercised, represents a several, and not a joint and several, obligation of the Group Partnerships (on a pro rata basis), and no Group Partnership shall have any obligation or right to acquire Group Partnership Units issued by another Group Partnership;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1             Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Base Exchange” has the meaning set forth in Section 2.1(a)(i) of this Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in the Cayman Islands and New York, New York are authorized or required by law to close.

“Charitable Exchange” means a direct or indirect exchange of Group Partnership Units pursuant to this Agreement by a KKR Holdings Affiliated Person for the purpose of making a gratuitous transfer of any Common Units received in the exchange to a Charity.

“Charity” means any organization that is organized and operated for a purpose described in Section 170(c) of the Code (determined without reference to Section 170(c)(2)(A) of the Code) and described in Sections 2055(a) and 2522 of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a partnership interest in the Issuer representing a fractional part of the partnership interests in the Issuer of all limited partners of the Issuer having the rights and obligations specified with respect to Common Units in the Issuer Partnership Agreement.

“Contribution Transaction” has the meaning ascribed to such term in the Investment Agreement.

“Corporate Holdco” means a corporation (or other entity classified as a corporation for United States federal income tax purposes) that (i) is wholly owned by a KKR Holdings Affiliated Person, (ii) owns solely Group Partnership I Units, (iii) was formed solely for the purpose of owning such Group Partnership I Units, and (iv) has never owned any assets other than Group Partnership I Units or engaged in any other business, or such other corporation designated a Corporate Holdco by a Group Partnership General Partner.

“Exchange” means a Charitable Exchange, a Non-U.S. Exchange or a Base Exchange, as the case may be.

“Exchange Rate” means the number of Common Units for which a Group Partnership Unit is entitled to be exchanged.  On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.4.

“Fair Market Value” means, as of a given time, (i) if Common Units are traded on a securities exchange, then the volume-weighted average price of a Common Unit based on the trades during the most recent completed trading day as reported by the principal securities exchange on which Common Units are traded and (ii) if Common Units are not traded on a securities exchange, the fair market value of such asset as reasonably determined by the conflicts committee of the board of directors of the Issuer General Partner.

“Group Partnership I” means KKR Management Holdings L.P., a Delaware limited partnership, and any successor thereto.

“Group Partnership I General Partner” means Group Partnership Holdco, and any successor thereto.

“Group Partnership I Units” means the Class A partnership units of Group Partnership I (and partnership units of any subsequently formed Group Partnership whose interests are held by the Issuer through a Group Partnership HoldCo).

“Group Partnership II” means KKR Fund Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership II Units” means the Class A partnership units of Group Partnership II (and partnership units of any subsequently formed Group Partnership whose interests the Issuer holds directly or indirectly through entities that are transparent for U.S. federal income tax purposes).

“Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Group Partnership I and the Amended and Restated Limited Partnership Agreement of Group Partnership II (and the partnership agreement then in effect of any future partnership designated as a Group Partnership), as each may be amended, supplemented or restated from time to time.

“Group Partnership General Partners” means Group Partnership I General Partner and Issuer (and the general partner of any future partnership designated as a Group Partnership).

“Group Partnership HoldCo” means Management Holdings Corp. (and any future entity that is classified as an association taxable as a corporation for U.S. federal income tax purposes, is directly or indirectly owned by the Issuer and formed for the purposes of holding partnership units of a Group Partnership).

“Group Partnership Unit” means, collectively, one partnership unit in each of Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership) issued under its respective Group Partnership Agreement.

“Group Partnerships” means, collectively, Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership).

“Issuer” means KKR & Co. L.P., a Delaware limited partnership, and any successor thereto.

“Issuer General Partner” means KKR Management LLC, a Delaware limited partnership, and any successor thereto.

“Insider Trading Policy” means the Dealing Code of the Issuer applicable to the directors and executive officers of its general partner, as such insider trading policy may be amended, supplemented or restated from time to time.

“Issuer Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer to be dated substantially concurrently with the consummation of the Contribution Transaction, as such agreement of limited partnership may be amended, supplemented or restated from time to time.

“Investment Agreement” means the amended and restated investment agreement, dated October 1, 2009, by and among the Issuer, KKR Private Equity Investors, L.P., Group Partnership I, Group Partnership II, and KKR Holdings, as amended from time to time.

“KKR Holdings” means KKR Holdings L.P., a limited partnership formed under the laws of the Cayman Islands, and any successor thereto, and its Subsidiaries.

“KKR Holdings Affiliated Person” means each Person that is as of the date of this Agreement or becomes from time to time (i) a general partner or a limited partner of KKR Holdings pursuant to the terms of the KKR Holdings Partnership Agreement or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“KKR Holdings Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of KKR Holdings, as amended, supplemented or restated from time to time.

“Non-U.S. Exchange” means a direct or indirect exchange of Group Partnership Units pursuant to this Agreement by a Non-U.S. KKR Holdings Affiliated Person.

“Non-U.S. KKR Holdings Affiliated Person” means a KKR Holdings Affiliated Person that is not (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity classified as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States (or any political subdivision thereof), or (iii) a partnership (or other entity classified as a partnership for United State federal income tax purposes) created or organized in or under the laws of the United States (or any political subdivision thereof) or that has at least one partner who is an individual citizen or resident of the United States.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.

“Quarterly Exchange Date” means, unless the Issuer cancels such Quarterly Exchange Date pursuant to Section 2.9 hereof, the date that is the later to occur of either: (1) the second Business Day after the date on which the Issuer makes a public news release of its quarterly earnings for the prior Quarter or (2) the first day of each Quarter that directors and executive officers of the Issuer General Partner are permitted to trade under the Insider Trading Policy.

“Sale Transaction” has the meaning set forth in Section 2.9 of this Agreement.

“Subsidiaries” means any corporation, partnership, joint venture or other legal entity of which KKR Holdings (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer Partnership Agreement to act as registrar and transfer agent for the Common Units.

ARTICLE II.
EXCHANGE OF GROUP PARTNERSHIP UNITS

Section 2.1             Exchange of Group Partnership Units.

(a)           Subject to the provisions of the Group Partnership Agreements and the Issuer Partnership Agreement and to the provisions of Section 2.2 hereof, KKR Holdings or a KKR Holdings Affiliated Person shall be entitled on any Quarterly Exchange Date to surrender Group Partnership Units held by KKR Holdings or a KKR Holdings Affiliated Person as follows; provided that any such exchange is for a minimum of the lesser of 1,000 Group Partnership Units or all of the Group Partnership Units held by KKR Holdings.

(i)            KKR Holdings or a KKR Holdings Affiliated Person may surrender Group Partnership Units to the Group Partnerships in exchange for either (at the option of the Group Partnerships) (x) the delivery by the Group Partnerships of a number of Common Units (provided by the Issuer) equal to the number of Group Partnership Units surrendered multiplied by the Exchange Rate or (y) cash in an amount equal to the Fair Market Value on the date of such exchange of the Common Units that KKR Holdings or a KKR Holdings Affiliated Person would receive pursuant to clause (x) (any such exchange, a “Base Exchange”).  Simultaneous with any such Exchange pursuant to clause (x) above, each Group Partnership shall issue a number of its Group Partnership Units to its respective Group Partnership General Partner equal to the number of Group Partnership Units surrendered to such Group Partnership.  Any election by the Group Partnerships to deliver cash to KKR Holdings or a KKR Holdings Affiliated Person, as the case may be, pursuant to clause (y) above, shall be subject to the prior approval of the conflicts committee of the board of directors of the Issuer General Partner.

(ii)           For purposes of making a Charitable Exchange or a Non-U.S. Exchange, a KKR Holdings Affiliated Person may surrender Group Partnership Units to the Issuer in exchange for the delivery of a number of Common Units equal to the number of Group Partnership Units surrendered multiplied by the Exchange Rate, provided, however, the Issuer may instead require that the Group Partnership I units the KKR Holdings Affiliated Person intends to surrender be owned by one or more Corporate Holdcos prior to surrender, in which case the number of Common Units delivered pursuant to the Exchange will be equal to the total Group Partnership Units that are surrendered, taking into account those collectively owned by the Corporate Holdcos whose interest are surrendered, multiplied by the Exchange Rate.

(b)           Immediately following any Charitable Exchange or Non-U.S. Exchange pursuant to Section 2.1(a)(ii) above, the Issuer shall contribute (i) any Group Partnership I Units or interests in Corporate Holdcos surrendered pursuant to such Exchange to the Group Partnership Holdco that currently holds interests in the issuer of the Group Partnership I Units that have been surrendered or are held by the Corporate Holdco whose interests have been surrendered, and (ii) any Group Partnership II Units surrendered pursuant to such Exchange to the issuer of the Group Partnership II Units surrendered.

(c)           Where KKR Holdings or a KKR Holdings Affiliated Person has exercised its right to surrender its Group Partnership Units to the Group Partnerships in a Base Exchange, the Group Partnership General Partners shall have a superseding right to acquire such interests for an amount of cash or, at the option of the Group Partnership General Partners, Common

Units equal to the amount of cash or Common Units (provided by the Issuer) that would be received pursuant to the Base Exchange.

(d)           On the date the Exchange of the Group Partnership Units is effective, all rights of KKR Holdings or a KKR Holdings Affiliated Person as holder of such Group Partnership Units shall cease, and KKR Holdings or such KKR Holdings Affiliated Person shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Partnership Agreement) of the Common Units which are the subject of the Exchange and shall be admitted as a Limited Partner (as defined in the Issuer Partnership Agreement) of the Issuer in accordance and upon compliance with Section 10.2 of the Issuer Partnership Agreement.

(e)           Immediately prior to the time Group Partnership Units are surrendered for Exchange, KKR Holdings shall assign its rights together with its obligations hereunder in connection with an Exchange to each KKR Holdings Affiliated Person beneficially owning such Group Partnership Units.

(f)            For the avoidance of doubt, any Exchange of Group Partnership Units shall be subject to the provisions of the Group Partnership Agreements.

Section 2.2             Exchange Procedures.

(a)           KKR Holdings or a KKR Holdings Affiliated Person may exercise the right to Exchange Group Partnership Units set forth in Section 2.1(a) above by providing written notice of the Exchange at least sixty (60) days prior to the applicable Quarterly Exchange Date or within such shorter period of time as may be agreed by the parties hereto (i) in the case of a Base Exchange, to each Group Partnership General Partner and the Issuer substantially in the form of Exhibit A hereto, and (ii) in the case of a Charitable Exchange or Non-U.S. Exchange, to the Issuer substantially in the form of Exhibit B hereto. Such notice shall be duly executed by such holder or such holder’s duly authorized attorney in respect of the Group Partnership Units to be Exchanged and delivered during normal business hours at the principal executive offices of the Group Partnership General Partners and/or the registered office of the Issuer, as applicable.

(b)           Each KKR Holdings Affiliated Person beneficially owning the Group Partnership Units that are subject to Exchange pursuant to Section 2.1(a) above shall execute a written assignment and acceptance agreement with respect to such Group Partnership Units prior to such Exchange, which assignment and acceptance agreement shall be delivered during normal business hours at the registered office of KKR Holdings.

(c)           As promptly as practicable following the surrender for Exchange of Group Partnership Units in the manner provided in this Article II, the Issuer, in the case of a Base Exchange shall deliver or cause to be delivered at the principal executive offices of the Group Partnership or at the office of the Transfer Agent the number of Common Units issuable upon such Exchange, issued in the name of KKR Holdings or its designee, and in the case of a Charitable Exchange or Non-U.S. Exchange shall deliver or cause to be delivered at the principal executive offices of KKR Holdings or at the office of the Transfer Agent the number of Common Units issuable upon such Exchange, issued in the name of KKR Holdings or its designee.

(d)           The Issuer, in the case of a Charitable Exchange or Non-U.S. Exchange, or the Group Partnerships, in the case of a Base Exchange, may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for Exchange.

Section 2.3             Blackout Periods and Ownership Restrictions.  Notwithstanding anything to the contrary, KKR Holdings or a KKR Holdings Affiliated Person shall not be entitled to Exchange Group Partnership Units, and the Issuer and the Group Partnerships shall have the right to refuse to honor any request for Exchange of Group Partnership Units, (i) at any time or during any period if the Issuer or the Group Partnerships shall determine, based on the advice of counsel (which may be inside counsel), that there may be material non-public information that may affect the trading price per Common Unit at such time or during such period, (ii) if such Exchange would be prohibited under applicable law or regulation, (iii) to the extent such KKR Holdings Affiliated Person would be prohibited from holding Common Units under the Issuer Partnership Agreement, or (iv) to the extent such Exchange would not be permitted under the policies and procedures established by the general partner of KKR Holdings.

Section 2.4             Splits, Distributions and Reclassifications.  The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Group Partnership Units that is not accompanied by an identical subdivision or combination of the Common Units; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Group Partnership Units. In the event of a reclassification or other similar transaction as a result of which the Common Units are converted into another security, then KKR Holdings or a KKR Holdings Affiliated Person, as the case may be, shall be entitled to receive upon Exchange the amount of such security that KKR Holdings or such KKR Holdings Affiliated Person would have received if such Exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Group Partnership Unit.

Section 2.5             Common Units to be Issued.  The Issuer covenants that if any Common Units require registration with or approval of any governmental authority under any foreign, U.S. federal or state law before such Common Units may be issued upon Exchange pursuant to this Article II, the Issuer shall use commercially reasonable efforts to cause such Common Units to be duly registered or approved, as the case may be. The Issuer shall use commercially reasonable efforts to list the Common Units required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Common Units may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Issuer or the Group Partnerships from satisfying their obligations in respect of the Exchange of the Group Partnership Units by delivery of Common Units which are held in the treasury of the Issuer or the Group Partnerships or any of their subsidiaries.

Section 2.6             Taxes.  The delivery of Common Units upon Exchange of Group Partnership Units shall be made without charge to KKR Holdings or a KKR Holdings Affiliated Person for any stamp or other similar tax in respect of such issuance.

Section 2.7             Restrictions.  The provisions of Section 7.05 of the Group Partnership Agreements shall apply, mutatis mutandis, to any Common Units issued upon Exchange of Group Partnership Units.

Section 2.8             Disposition of Common Units Issued.  KKR Holdings covenants to cause any KKR Holdings Affiliated Person receiving Common Units as a result of an Exchange, other than a Charitable Exchange or Non-U.S. Exchange, under this Agreement (i) to use reasonable best efforts to sell or otherwise dispose of any Common Units received in such an Exchange within ten (10) days of the receipt thereof or any specified shorter period as the Issuer General Partner determines to be in the best interests of the Issuer, (ii) to use reasonable best efforts to ensure that neither such KKR Holdings Affiliated Person’s spouse nor any grantor trust which is treated as owned by such KKR Holdings Affiliated Person or his or her spouse owns any Common Units and (iii) to agree that no other Common Units will be acquired or held by such KKR Holdings Affiliated Person during such period other than through a Qualifying Entity. Any KKR Holdings Affiliated Person who receives Common Units as a result of an Exchange under this Agreement and who holds any such Common Units on the last day of the ten (10) day or shorter period referred to above shall agree to cause all such Common Units to be transferred immediately to a Qualifying Entity. For the purposes of this Agreement, a “Qualifying Entity” means a partnership, trust or other entity (other than a “grantor trust” or an entity otherwise disregarded as an entity separate from its owner for United States federal income tax purposes). For the avoidance of doubt, nothing contained herein shall prohibit any KKR Holdings Affiliated Person from owning an interest in a Qualifying Entity that owns Common Units.

Section 2.9             Subsequent Offerings.  The Issuer may from time to time provide the opportunity for KKR Holdings to sell its Group Partnership Units to the Issuer, the Group Partnerships or any of their subsidiaries on terms no more beneficial than an Exchange (a “Sale Transaction”); provided that no Sale Transaction shall occur unless the Issuer cancels the nearest Quarterly Exchange Date scheduled to occur in the same fiscal year of the Issuer as such Sale Transaction.  In connection with a Sale Transaction, KKR Holdings must provide notice to Issuer at least thirty (30) days prior to the cash settlement of such Sale Transaction in respect of the Group Partnership Units to be sold or within such shorter period of time as may be agreed by the parties hereto. Such notice shall be delivered during normal business hours at the principal executive offices of the Issuer.  For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four (4).

ARTICLE III.
GENERAL PROVISIONS

Section 3.1             Amendment.  The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Issuer, the Group Partnerships and KKR Holdings.

Section 3.2             Addresses and Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)  If to the Group Partnership General Partners, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(b)  If to Group Partnership I or Group Partnership II to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(c)  If to KKR Holdings, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

(d) If to the Issuer, to:

9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Chief Financial Officer
Fax: 212-750-0003

Section 3.3             Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4             Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.  KKR Holdings may enforce the terms of this agreement in the name of or on behalf of any KKR Holdings Affiliated Person.  Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.5             Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6             Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7             Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8             Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)           Notwithstanding the provisions of Section 3.8(a), in the case of matters relating to a Charitable Exchange or Non-U.S. Exchange, the Issuer may bring, and in the case of matters relating to a Base Exchange, KKR Holdings may cause any Group Partnership to bring, on behalf of the Issuer or such Group Partnership or on behalf of any KKR Holdings Affiliated Person, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph.

(c)           Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et  seq.) (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8.  In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

Section 3.9             Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

Section 3.10           Tax Treatment. To the extent this Agreement imposes obligations upon a particular Group Partnership or either Group Partnership General Partner, this Agreement shall be treated as part of the relevant Group Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. The parties shall report any Base Exchange consummated hereunder (pursuant to which Common Units are delivered pursuant to Section 2.1(a)(i) or Section 2.1(c) hereof), in the case of Group Partnership I (or any other Group Partnership owned directly or indirectly by the Issuer through a Group Partnership Holdco), as a taxable sale of Group Partnership Units by a KKR Holdings Affiliated Person to Group Partnership HoldCo (or the partner of such other Group Partnership owned directly or indirectly by the Issuer through a Group Partnership Holdco) and, in the case of Group Partnership II (or any other Group Partnership owned directly by the Issuer), as a contribution to the Issuer described in Section 721(a) of the Code, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.  The parties shall report any Charitable Exchange or Non-U.S. Exchange consummated pursuant to Section 2.1(a)(ii) hereof as a contribution of (i) Group Partnership I Units or Corporate Holdco interests, and (ii) Group Partnership II Units to the Issuer described in Section 721(a) of the Code, followed by a tax free contribution of such Group Partnership I Units or Corporate Holdco interests to the appropriate Group Partnership Holdco pursuant to Section 351 of the Code, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.11           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

[Signature Page Follows]

KKR & Co. L.P.

By:	KKR Management LLC, its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P.

By:	KKR Management Holdings Corp., its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR FUND HOLDINGS L.P.

By:	KKR & Co. L.P., its general partner

By:	KKR Management LLC, its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR HOLDINGS L.P.

By:	KKR Holdings GP Limited, its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Director

EXHIBIT A

[FORM OF]
NOTICE OF BASE EXCHANGE

KKR & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: [Chief Financial Officer]

Fax: 212-750-0003

Reference is hereby made to the Exchange Agreement, dated as July 14, 2010 (the “Exchange Agreement”), among KKR Private Equity Investors, L.P.,  KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR Holdings L.P., and KKR & Co. L.P. as amended from time to time.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

[                      ] (the “Exchanging KKR Holdings Affiliated Person”) desires to Exchange the number of Group Partnership Units set forth below in a Base Exchange.

Number of Group Partnership Units to be Exchanged:

The Exchanging KKR Holdings Affiliated Person (1) hereby represents that the Group Partnership Units set forth above shall immediately prior to the Exchange be owned by it, (2) hereby gives notice of its desire to Exchange such Group Partnership Units for Common Units as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Group Partnerships, either Group Partnership General Partner or the Issuer General Partner as its attorney, with full power of substitution, to Exchange said Group Partnership Units on the books of the Group Partnerships for Common Units on the books of the Issuer, with full power of substitution in the premises.

The Exchanging KKR Holdings Affiliated Person covenants (i) to use reasonable best efforts to sell or otherwise dispose of any Common Units received in such an Exchange within ten (10) days of the receipt thereof or any specified shorter period as the general partner of the Issuer determines to be in the best interests of the Issuer, (ii) to use reasonable best efforts to ensure that neither such person’s spouse nor any grantor trust which is treated as owned by such person or his or her spouse owns any Common Units and (iii) to agree that no other Common Units will be acquired or held by such person during such period other than through a Qualifying Entity.  Such exchanging KKR Holdings Affiliated Person who receives Common Units as a result of an Exchange under this Agreement and who holds any such Common Units on the last day of the ten (10) day or shorter period referred to above agrees to cause all such Common Units to be transferred immediately to a Qualifying Entity. For the purposes of the Exchange Agreement, a “Qualifying Entity” means a partnership, trust or other entity (other than an entity disregarded as an entity separate from its owner for United States federal income tax purposes). For the avoidance of doubt, nothing contained herein shall prohibit any Exchanging KKR Holdings Affiliated Person from owning an interest in a Qualifying Entity that owns Common Units.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Dated:

EXHIBIT B

[FORM OF]
NOTICE OF CHARITABLE OR NON-U.S. EXCHANGE

KKR Private Equity Investors, L.P.

c/o KKR & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Attention: [Chief Financial Officer]

Fax: 212-750-0003

Reference is hereby made to the Exchange Agreement, dated as of July 14, 2010 (the “Exchange Agreement”), among KKR Private Equity Investors, L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR Holdings L.P., and KKR & Co. L.P. as amended from time to time.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

[                    ] (the “Exchanging KKR Holdings Affiliated Person”) desires to Exchange the number of Group Partnership Units set forth below in a Charitable or Non-U.S. Exchange, as indicated.

Number of Group Partnership Units to be Exchanged:

Type of Exchange (Charitable or Non-U.S. Exchange):

The Exchanging KKR Holdings Affiliated Person (1) hereby represents that the Group Partnership Units set forth above shall immediately prior to the Exchange be owned by it, (2) hereby gives notice of its desire to Exchange such Group Partnership Units for Common Units as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Group Partnerships, either Group Partnership General Partner or the Issuer General Partner as its attorney, with full power of substitution, to Exchange said Group Partnership Units on the books of the Group Partnerships for Common Units on the books of the Issuer, with full power of substitution in the premises.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Dated: